Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                )

Filed by the Registrant  ☒                                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WRIGHT MEDICAL GROUP N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On April 16, 2020, the following communication was sent to employees of Wright Medical Group N.V.

Dear Wright team member,

As a shareholder of the company, you should have received the proxy materials related to the Extraordinary General Meeting of shareholders scheduled for April 24, 2020. This is the meeting where all shareholders will vote on the series of transactions that Stryker may consummate after the tender offer has closed and tendering shareholders have received their money. Please review the proxy materials for a complete description of the voting items.

You can submit your vote by following the instructions on your proxy card, which are included below for your convenience. To vote online or over the phone, you will need the 16-digit control number that is printed on your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 22, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 22, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Additionally, if your shares are held through Merrill Lynch, you can vote online by logging into your Merrill Lynch account and clicking:

•	“Portfolio & Accounts”, then

•	“Account Resources”, then

•	“Statements and Documents”, then

•	“WMGI Vote” (under Shareholder Notices).

You do not need your 16-digit control number to submit your vote through the Merrill Lynch platform.

As a shareholder of the company, your vote is important to us. Please submit your vote by 11:59 p.m. Eastern Time on April 22, 2020.

Please do not hesitate to reach out to me or Marija Nelson if you have any questions.

Thanks,

Julie Andrews

Additional Information and Where to Find It

This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright Medical Group N.V. (“Wright”) or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). On March 20, 2020, Wright filed with the U.S. Securities and Exchange Commission (“SEC”) a definitive proxy statement in connection with the EGM, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced therein, and has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the EGM. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AS THEY CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY VOTING DECISION. Shareholders can obtain these documents free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Wright are available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com.